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                                THIRD AMENDMENT
                                       TO
                    LOAN AGREEMENT DATED SEPTEMBER 20, 1993
                     BY AND BETWEEN SABA PETROLEUM COMPANY
                           AND BANK ONE, TEXAS, N.A.


         This Third Amendment to the Loan Agreement dated September 20, 1993 (this "Third Amendment") by and between SABA PETROLEUM COMPANY, a Colorado corporation (the "Borrower"), and BANK ONE, TEXAS, N.A., a national banking association (the "Bank"), is entered into on this 7th day of September, 1995, and shall be effective as of that date for all purposes except that as to Sections 5.20 and 5.21 this Third Amendment shall be effective as of June 30, 1995.

                              W I T N E S S E T H:

         Borrower and Bank entered into a Loan Agreement dated September 20, 1993, and subsequently entered into a First Amendment to said Loan Agreement on July 22, 1994, effective as of March 31, 1994, followed by a letter amendment thereto dated January 20, 1995, followed by a Second Amendment thereto dated effective as of March 31, 1995 (collectively the "Loan Agreement").

         Borrower has requested that Bank (i) provide to the Borrower, in addition to the Revolving Loan, a Term Loan in the amount of $4,700,000.00 to partially finance the acquisition by Sabacol, Inc. of certain Colombian oil properties and (ii) amend certain provisions of the Loan Agreement, and the Bank has agreed to provide a Term Loan and to such amendments to the extent expressly set forth herein.

         NOW, THEREFORE, in consideration of the promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Borrower and the Bank, and each intending to be legally bound hereby, the parties agree as follows:

         I.   Specific Amendments to Loan Agreement.

         Article I is hereby amended by adding, replacing or amending the following definitions therein:

         "BANK ONE Base Rate" means, at any time, the rate of interest per annum then most recently established by the Bank as its BANK ONE Base Rate, which is eight and three-quarters percent (8.75%) as of the date of the Third Amendment.

         "Cash Flow of Sabacol" means all cash revenues, expressed in United States Dollar equivalency where such revenues





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consist of other than United States Dollars, received by Sabacol during a designated period, including, but not limited to, cash revenues in United States Dollars and cash revenues in Colombian pesos, minus (i) cash operating expenses paid by Sabacol during such designated period and (ii) capital expenditures made by Sabacol during such designated period which were included in a capital budget for the first fiscal year of Sabacol which has been approved by the Bank, expressed in United States Dollar equivalency where such expenses or capital expenditures are paid using other than United States currency.

         "Collateral Documents" means the instruments described or referred to in Section 3.10 of this Agreement and in subsection 3.14(h) of the Third Amendment and any and all other instruments or documents hereafter executed in connection with or as security for the payment of the Notes.

         "Colombian Oil Properties" means the interests, properties, licenses and rights described on Exhibit "A" attached to the Third Amendment.

         "Corporate Guarantor(s)" means individually and collectively Saba Energy of Texas, Incorporated, a Texas corporation, Saba Petroleum, Inc., a California corporation, Saba Petroleum of Michigan, Inc., a Michigan corporation, and Sabacol.

         "Environmental Laws" means (a) the following federal laws as they may be cited, referenced and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all environmental statutes of the republic of Colombia or of any state in which property of the Borrower or any of its Subsidiaries is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws or laws of the republic of Colombia; and (d) any other federal, state, local, or republic of Colombia statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling or release of Hazardous Substances.

         "Guarantor(s)" means individually and collectively the Corporate Guarantors and the Individual Guarantor.





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         "Guaranty" means, with respect to each Guarantor, the guaranty of such
Guarantor of all of Borrower's Obligations to the Bank, in substantially the form of Exhibit "E-1," "E-2," and "E-3," respectively, attached hereto, and Exhibit "D-1" and "D-2", attached to the Third Amendment, but being limited with respect to certain of the Guarantors to the extent set forth in the Guaranty for such Guarantor.

         "Individual Guarantor" means Ilyas Chaudhary, a natural person, who is Chairman of Borrower and Sabacol.

         "Limitation Period" means any period while any amount remains owing on the Revolving Note or the Term Note and interest on such amount calculated at the Floating Rate or the Term Note Floating Rate, respectively, plus any fees payable hereunder and deemed to be interest under applicable law would exceed the Maximum Rate.

         "Maturity Date" means October 1, 1996.

         "Notes" means the Revolving Note, the Amended Note and the Term Note, and any extension, renewal, or rearrangement of, or substitute for, any of such Notes. All references to the defined term, "Note," throughout this Agreement as it existed prior to the Third Amendment, shall be construed to refer to the Revolving Note, with the exception of the references to the term, "Note," in the definition of Borrowing Base Oil and Gas Properties in Article I, Sections 2.02, 2.11, 3.10, Article IV, Article V, Article VI, Article VII, and Article VIII which shall be construed subsequent to the date of the Third Amendment to refer to the defined term, "Notes," added by the Third Amendment.

         "Registration Statement" means the Securities and Exchange Commission Form SB-2 dated July 17, 1995, filed by Borrower with the Securities and Exchange Commission relating to the registration of $14,375,000 of Convertible Senior Subordinated Debentures (inclusive of debentures which the underwriters have the option to purchase to cover over-allotments) offered by Borrower.

         "Revolving Loan" means the Loan made pursuant to Section 2.01 hereof.

         "Revolving Note" means the promissory note in the original face amount of $25,000,000.00 dated of even date herewith made by the Borrower payable to the order of the Bank, in substantially the form attached hereto as Exhibit "C-1", together with all deferrals, renewals, extensions, amendments, modifications or rearrangements thereof, which promissory note shall evidence certain advances to the Borrower by the Bank pursuant to Section 2.01 hereof, and which is the same promissory note that defined the term





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"Note" prior to the Third Amendment.  The defined term "Note" in the singular, is deleted from Article I as of the date of the Third Amendment.

         "Sabacol" means Sabacol, Inc., a Delaware corporation, which is a wholly owned Subsidiary of Borrower.

         "Stock Pledge Agreement" means a stock pledge agreement substantially in the form of Exhibit "H" attached hereto and Exhibit "C" attached to the Third Amendment covering the stock of the Guarantors (except the Individual Guarantor), executed by the Borrower, along with the original stock certificates) representing 100% of the stock of the Guarantors (except the Individual Guarantor) and stock powers executed by the Borrower.

         "Term Loan" means that certain $4,700,000.00 term loan made or to be made by the Bank to the Borrower pursuant to Section 2.15 hereof.

         "Term Note" means the promissory note in the original face amount of $4,700,000.00 dated September 7, 1995, made by the Borrower payable to the order of the Bank, in substantially the form attached to the Third Amendment as Exhibit "B," together with all deferrals, renewals, extensions, amendments, modifications or rearrangements thereof, which promissory note shall evidence the advances to the Borrower by the Bank pursuant to Section 2.15 hereof.

         "Term Note Floating Rate" means: (a) prior to November 1, 1995, the BANK ONE Base Rate in effect from time to time plus one percent (1.00%), and
(b) on and after November 1, 1995, the BANK ONE Base Rate in effect from time to time, plus four percent (4%).

         "Third Amendment" means the Third Amendment to this Agreement executed by Borrower and Bank on September 7, 1995 to be effective as of such date with the exception of Sections 5.20 and 5.21 which shall be effective as of June 30, 1995.

Section 2.07 is hereby amended in its entirety as follows:

         2.07 Provisions Relating to Interest. The Revolving Loan and the Term Loan outstanding from time to time hereunder shall bear interest at a daily rate equal to the Floating Rate or the Term Note Floating Rate per annum, respectively, each such change in the rate of interest charged on the Revolving Loan or the Term Loan to become effective without notice to the Borrower, on the effective date of each change in the BANK ONE Base Rate, calculated on the basis of a year of three hundred sixty-five (365) days from the date of advance through the date of repayment.





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         Subject to the terms and provisions of this Agreement, interest on the
Revolving Note and, subsequent to the Conversion Date, on the Amended Note, calculated as aforesaid, shall be due and payable monthly as it accrues beginning November 1, 1993, and continuing thereafter on the first day of each succeeding calendar month thereafter while any amount remains owing on the Revolving Note and, subsequent to the Conversion Date, on the Amended Note, the interest payment in each instance to be that which has been earned and remains unpaid.

         It is the intention of the parties hereto to comply strictly with the usury laws of the State of Texas and the United States of America and, in this connection, there shall never be collected, charged or received on any sums advanced hereunder interest in excess of the Maximum Rate. Interest on past due interest and principal on the Revolving Note or the Term Note shall be at a daily rate equal to the lesser of (a) the Maximum Rate per annum or (b) the Floating Rate or the Term Note Floating Rate, as applicable, plus three percent (3%) per annum, calculated on the basis of a year of three hundred sixty-five
(365) days for the number of days elapsed; and if no Maximum Rate exists, all past due interest and principal shall bear interest at a daily rate equal to the Floating Rate or the Term Note Floating Rate, as applicable, plus three percent (3%) per annum, calculated on a year of three hundred sixty-five (365) days for the number of days elapsed. Notwithstanding anything herein or in the Revolving Note, the Amended Note or the Term Note to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by any of the Notes shall be the Maximum Rate and the obligation of the Borrower for any fees payable hereunder and deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws of the State of Texas or the United States of America, the interest rate to be charged hereunder shall remain at the Maximum Rate until such time as there has been paid to the Bank
(a) the amount of interest in excess of the Maximum Rate that the Bank would have received during the Limitation Period had the interest rate remained at the relevant Floating Rate or Term Note Floating Rate, as applicable, and (b) all interest and fees otherwise due to the Bank but for the effect of such Limitation Period.

         If under any circumstances the aggregate amounts paid on the Revolving Note, the Amended Note or the Term Note or under this Agreement include amounts which by law are deemed interest and which would exceed the amount permitted if the Maximum Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable laws of the State of Texas or the United States of America, the result of





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mathematical error on the part of both the Borrower and the Bank, and the Bank shall promptly refund the amount of such excess (to the extent only of such interest payments above the Maximum Rate which could lawfully have been collected and retained) upon discovery of such error by the Bank or notice thereof from the Borrower.

Article II is hereby amended to add the following sections:

         2.15 Term Loan. Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, the Bank agrees to make the Term Loan to the Borrower in a single advance on or after September 7, 1995.

         2.16 The Term Note. The obligation of the Borrower to repay the Term Loan shall be evidenced by the Term Note.

         2.17 Repayment of Term Loan. Interest on the Term Note, calculated as aforesaid in Section 2.07, shall be repaid by the Borrower in monthly installments on the first day of each month following the advance from the Bank to Borrower pursuant to Section 2.15, through and including the Maturity Date. Beginning November 1, 1995, and continuing on the first day of each month thereafter, Borrower shall pay to the Bank monthly installments, inclusive of principal and interest, equal to the greater of:

                 (a) 100% of the Cash Flow of Sabacol calculated for the calendar month that ended two months prior to the applicable payment date, such payment to be applied first to accrued, unpaid interest and then to principal, or

                 (b) $300,000.00 of principal plus accrued, unpaid interest;

until the Maturity Date, when the entire unpaid balance of the Term Note, inclusive of principal and interest, shall be paid in full.

         2.18 Voluntary Prepayment of the Term Note. The Borrower shall have the right and option to prepay, at any time and without penalty, all or any part of the balance outstanding on the Term Note. Any such prepayment received by the Bank shall be applied first to the payment of accrued and unpaid interest and then to the reduction of principal.

         2.19 Mandatory Prepayment of the Term Note. The first proceeds received by the Borrower from the sale of the Convertible Senior Subordinated Debentures described in the Registration Statement shall be used by the Borrower to prepay in full the Term Loan.





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         Article III is hereby amended to add the following Section 3.14.

                 3.14 Conditions Precedent of Borrower in Connection With the Third Amendment. The obligation of the Bank to make the Term Loan referred to in Section 2.15 of this Agreement is subject to satisfaction of the following conditions precedent:

                 (a) Receipt of Term Note, Third Amendment and Certificate of Compliance. The Bank shall have received the Term Note, multiple counterparts of the Third Amendment, as requested by the Bank, and the Certificate of Compliance duly executed by an authorized officer for the Borrower and, as to the Third Amendment, by each Guarantor.

                 (b) Receipt of Articles of Incorporation and Bylaws. The Bank shall have received from the Borrower and Sabacol its Articles of Incorporation certified by the Secretary of State of the state of its incorporation and bylaws certified by the Secretary or an Assistant Secretary of such entity.

                 (c) Receipt of Certified Copy of Corporate Proceedings and Certificate of Incumbency. The Bank shall have received from the Borrower and from Sabacol copies of all resolutions of its board of directors with respect to the transactions set forth in the Third Amendment and the execution of the Third Amendment, the Term Note (as to the Borrower only) and those of the Collateral Documents to which it is a party, such copy or copies to be certified by the secretary or an assistant secretary as being true and correct and in full force and effect as of the date hereof. In addition, the Bank shall have received from the Borrower and from Sabacol a certificate of incumbency signed by the secretary or an assistant secretary setting forth (a) the names of the officers executing the Third Amendment, the Term Note (as to the Borrower only) and those of the Collateral Documents to which it is a party, (b) the office(s) to which such Persons have been elected and in which they presently serve and (c) an original specimen signature of each such person.

                 (d) Closing of Acquisition of Colombian Oil Properties. The Bank shall have received evidence satisfactory to it, in its sole discretion, that Sabacol has unconditionally closed the acquisition of the Colombian Oil Properties and has become the owner thereof, free and clear of any liens, claims or encumbrances.

                 (e) Accuracy of Representations and Warranties and No Event of Default. The representations and warranties contained in
         Article IV of this Agreement shall be true and correct in all material respects on the date of the making of such Loans or advances with the same effect as though such representations and warranties had been made on such date; and





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         no Event of Default shall have occurred and be continuing or will have occurred at the completion of the making of such Loans or advances, and the Bank shall have received satisfactory certificates signed by the President of the Borrower as to all questions of fact involved in this condition, including, without limitation, a Compliance Certificate.

                 (f) Legal Matters Satisfactory to Special Counsel to the Bank. All legal matters incident to the consummation of the transactions contemplated by the Third Amendment shall be satisfactory to the firm of Hutcheson & Grundy, L.L.P., special counsel for the Bank.

                 (g) No Material Adverse Change. No material adverse change shall have occurred since the date of this Agreement in the condition, financial or otherwise, of the Borrower or the Guarantors.

                 (h) Collateral Documents. As security for the payment of the Term Note and the performance of the obligations of the Borrower and the Guarantors under this Agreement and the respective Guaranties, the Bank shall have received the duly executed:

                          (i) Individual Guaranty, a Guaranty from Sabacol and ratifications of Guaranty in form and substance satisfactory to the Bank from each of the other Guarantors;

                          (ii) Stock Pledge Agreement covering the stock of Sabacol along with a stock power; and

                          (iii) UCC-1 Financing Statement covering the collateral described in the Stock Pledge Agreement described in (ii) above.

                 (i) UCC Search. The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against Borrower and Sabacol, in the Offices of the Secretaries of State of the States of California and Texas, such search to be as of a date no more than ten (10) days prior to the date of the advance of the Term Loan.

                 (j) Financial Statements. The Bank shall have received consolidated Financial Statements of the Borrower as of March 31, 1995, showing financial information consistent with that previously provided to the Bank.

                 (k) Commitment Fee. The Bank shall have received the Commitment Fee earned under that certain commitment letter dated July 24, 1995 in the amount of the greater of $75,000.00





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         or two percent (2.0%) of the amount of the Term Note.  In the event the Term Loan transaction is not closed for any reason whatsoever, the Borrower shall pay to Bank on or before September 15, 1995 the full amount of the Commitment Fee.

                 (l) Proof of Insurance. The Bank shall have received evidence that Sabacol has obtained business interruption insurance in an amount satisfactory to the Bank.

                 (m) Capital Budget. The Bank shall have received from the Borrower a capital budget for Sabacol in form and substance satisfactory to the Bank and covering the period from the date hereof through and including the Maturity Date.

         Section 4.01 is hereby amended to add the word "Corporate" before the word "Guarantor" at the beginning of the 2nd line.

         Section 4.02 is hereby amended to add the words "with respect to the Corporate Guarantors," at the beginning of 4.02(a) and (b), and after the word "or" in 4.02(c)(ii); and the words "such Guarantor" are substituted for the words "the party" in 4.02(c)(iii).

         Section 4.04 is hereby amended to change the word "Guarantors" in the 5th line thereof to read the "Individual Guarantor," and to add the word "Corporate" before the word "Guarantor" in the 12th line thereof. The phrase "and the results of operations" in Section 4.04 shall not be applicable to the Individual Guarantor.

         Section 4.05 is hereby amended by adding the word "Corporate" before "Guarantor" at the beginning of the 4th line thereof, and in the 14th line thereof and by inserting the phrase "or the Individual Guarantor" after the phrase "(taken as a whole)" in the 14th line thereof.

         Section 4.06 is hereby amended by inserting the word "Corporate" before the word "Guarantor" in the 1st line, the 11th line, and the 30th line thereof.

         Section 4.10 is hereby amended by replacing the words "the Guarantors" with "its subsidiaries" following the word "and" in the 13th line thereof.

         Section 4.11 is hereby amended by adding the phrase "(including Colombian tax returns)" after the word "returns" in the 3rd line thereof.

         Sections 4.12, 4.13 and 4.14 are each amended by inserting the word "Corporate" prior to the word "Guarantor" in each place where "Guarantor" is used.





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         Subsection 4.15(a) is hereby amended to add the phrase "or the
Republic of Colombia" after the words "United States" in the 5th line thereof.

         Subsection 4.15(d) is hereby amended to insert the following at the beginning of the subsection:

                 "Except for the resolution dated June 7, 1995, issued by the Colombian Ministry of the Environment which sets forth a number of measures aimed at correcting certain deficiencies that the Ministry has allegedly found in environmental aspects of the Colombian Oil Properties".

         Section 4.19 is hereby added to the end of Article IV:

                 4.19 Ownership of Colombian Oil Properties. From and after the time of the funding of the Term Loan pursuant to Section 2.15, Sabacol has good and indefeasible ownership of the Colombian Oil Properties, free and clear of any and all liens, claims or encumbrances, except as expressly disclosed to the Bank on Exhibit
         "A" attached to the Third Amendment; and all amounts due and payable by Sabacol and its predecessors in title to such Colombian Oil Properties have been duly paid; the obligations relating to such Colombian Oil Properties have been duly performed; and neither the Borrower nor Sabacol is aware of any default by any party with respect to such Colombian Oil Properties.

         Section 5.01 is hereby amended in its entirety as follows:

                 5.01 Use of Funds. Use the proceeds advanced under the Revolving Loan to finance the working capital needs of the Borrower, including the acquisition and development of oil and gas properties and use the proceeds advanced under the Term Loan to finance a portion of Sabacol's purchase of the Colombian Oil Properties, and furnish the Bank such evidence as it may reasonably require with respect to such uses.

         Section 5.02 is hereby amended by adding the phrase "and the Colombian Oil Properties" after the word "Properties" at the end of the 6th line thereof.

         Section 5.04 is hereby amended in its entirety as follows:

                 5.04 Annual Audited Financial Statements. Deliver to the Bank, on or before the one hundred and twentieth (120th) day after the close of each fiscal year of the Borrower, a copy of annual audited Financial Statements of the Borrower and all of its Subsidiaries on a consolidated basis, together with the report and unqualified opinion thereon of a firm of independent certified public accountants acceptable to the Bank at its sole discretion.





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         Section 5.07 is hereby amended by substituting the words "or any of"
for the word "and" in the 4th line thereof.

         Section 5.09 is hereby amended by adding "and the Colombian Oil Properties" after the word "Properties" at the end of that section.

         Section 5.11 is hereby amended to insert the word "Corporate" before the word "Guarantor" in the 1st line thereof.

         Section 5.15 is hereby amended to insert "or the Colombian Oil Properties" after the word "Properties" at the end of that section.

         Section 5.16 is hereby amended in its entirety as follows:

                 Maintenance of Insurance. Continue to maintain, or cause to be maintained, insurance with respect to the properties and business of the Borrower and each Corporate Guarantor against such liabilities, casualties, risks and contingencies and in such amounts as is customary in the industry, and in addition, maintain, or cause to be maintained, business interruption insurance on the business activities of Sabacol in an amount and form, and underwritten by an insurer or insurers, as are acceptable to the Bank in its sole discretion, and furnish to the Bank, at the time of execution of the Third Amendment and annually thereafter, certificates evidencing such insurance.

         Section 5.19 is hereby amended to insert the word "Corporate" before the word "Guarantor" in each place where Guarantor is used.

         Section 5.20 is hereby amended in its entirety as follows:

         Maintain a total tangible net worth (being total assets of the Borrower and its Subsidiaries, exclusive of (a) those assets classified as intangible, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges, (b) treasury stock and minority interests in any Person, (c) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock, (d) to the extent not already deducted from total assets, allowances for depreciation, depletion, obsolescence and/or amortization of properties, uncollectible accounts, and contingent but probable liabilities as to which an amount can be established, (e) deferred taxes and (f) all assets arising from advances to officers, former officers or sales representatives of the Borrower and its Subsidiaries made outside of the ordinary course of business less total liabilities of Borrower and its Subsidiaries; all of the above being determined in accordance with GAAP, of not less than $6,250,000.00 as of June 30, 1995, plus (a) seventy percent (70%) of net income (excluding losses) of the Borrower and its Subsidiaries after June 30, 1995, and (b) seventy percent





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
         (70%) of any increases in shareholder's equity of the Borrower and its Subsidiaries resulting from the sale or issuance of any equity subsequent to June 30, 1995.

         Section 5.21 is hereby amended by deleting subparagraph (a) thereof in its entirety, and replacing it with the following text:

         (a) A ratio of Cash Flow to Debt Service of not less than 1.25. Compliance with this covenant shall begin with the second quarter of 1995, and will thereafter be a cumulative calculation for each of the next three quarters. Beginning with the second quarter of 1996 and thereafter, this covenant shall be calculated on a rolling four quarter basis. For purposes of calculating this ratio:

                          (i) "Cash Flow" shall be defined as the sum of net income plus non-cash expenses less non-cash revenues of the Borrower calculated on a consolidated basis, and

                          (ii) "Debt Service" shall be defined as the sum of interest expense and scheduled principal payments of the Borrower calculated on a consolidated basis.

         Section 5.23 is hereby amended by adding "including, but not limited to, the Colombian Oil Properties" after "Guarantors," at the end of subsection 5.23(a).

         Section 5.31 is hereby added to the end of Article V:

                 5.31 Operation of Colombian Oil Properties. Operate or, to the extent that the right of operation is vested in others, exercise its best efforts to require the Operator to operate the Colombian Oil Properties and all wells drilled thereon and that may hereafter be drilled thereon, continuously and in a good and workmanlike manner in accordance with the best usage of the field and in accordance with all laws of the republic of Colombia, as well as all rules, regulations and laws of any governmental agency having jurisdiction to regulate the manner in which the operation of the Colombian Oil Properties shall be carried on, and comply with any assignment or contract obligating the Borrower or Sabacol in any way with respect to the Colombian Oil Properties; but nothing herein shall be construed to empower the Borrower or Sabacol to bind the Bank to any contract obligation, or render the Bank in any way responsible or liable for bills or obligations incurred by the Borrower or Sabacol.

         Section 6.01 is hereby replaced with the following text:

                 6.01 Other Indebtedness. Incur, create, assume or suffer to exist any Indebtedness, whether by way of loan or





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         the issuance or sale of securities except (a) Loans hereunder, (b)
         loans by the Bank under other credit arrangements, (c) Indebtedness owed to the Bank by any Affiliates of the Borrower, (d) unsecured accounts payable incurred in the ordinary course of business which are not more than sixty (60) days overdue or are being contested in good faith by appropriate proceedings, (e) non-recourse, unsecured loans not to exceed $50,000.00 for the purchase by Borrower of property or assets to be owned by the Borrower, (f) letters of credit or performance bonds required to be obtained by Borrower in the normal course of its business to assure the proper plugging and abandonment of oil or gas drilling or production locations, (g) existing Indebtedness of Santa Maria to the Borrower, (h) subordinated indebtedness of the Borrower to Capco Resources, Ltd. for money loaned to the Borrower for a portion of the purchase price of the Colombian Oil Properties; and (i) subsequent to the payment in full of all of the Borrower's Obligations under the Term Note, the Convertible Senior Subordinated Debentures issued pursuant to the Registration Statement.

         Section 6.05 is hereby amended by replacing "and Guarantor's operations when taken as a whole" with "or any Corporate Guarantor's operations" and for so long as the Term Loan is outstanding, adding "or Colombian Oil Properties" after the word "Properties" at the beginning of the 6th line thereof.

         Section 6.13 is hereby deleted in its entirety and is replaced with the following text:

                 6.13 Certain Capital Expenditures. Except as expressly permitted by Section 5.01, make any capital expenditures for items other than for the exploration, development or purchase of oil and gas properties located in the United States, or for the purchase of equipment to facilitate the production of oil or gas owned by Borrower or any of its Subsidiaries exceeding $300,000.00 annually, on a consolidated basis.

         Section 7.01(a) is hereby amended by adding "and Section 2.19" after "2.08" in the 4th line thereof.

         Section 7.01 is hereby amended by deleting subparagraph (e) thereof in its entirety, and replacing it with the following text:

                 (e) Default shall be made by the Borrower or any Subsidiary (as principal, guarantor, or other surety) in payment or performance of any bond, debenture, the Revolving Note, the Amended Note, the Term Note, or any other note or other evidence of Indebtedness for borrowed money, or under any of the Collateral Documents, or any other credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the foregoing; and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto, entitling any payee or obligee thereunder to accelerate the maturity of any such Indebtedness;

         II.     General Amendments to Loan Agreement.

         a. The Bank hereby consents to the issuance by Borrower of up to $14,375,000.00 (including any underwriter's over allotment) in subordinated convertible debentures on terms and conditions substantially identical to those described in the Registration Statement. The provisions of the Loan Agreement, specifically including, but not limited to, Section 6.01 thereof, are amended to the extent, but only to the extent, necessary to authorize the issuance of such subordinated convertible debentures on the terms and conditions stated in the Registration Statement.

         b. The Bank hereby also consents to the acquisition by Sabacol, using the proceeds of the Term Loan together with other sources of funds as described in such Registration Statement, to acquire the Colombian Oil Properties. The provisions of the Loan Agreement, specifically including, but not limited to, the provisions of Sections 6.09, 6.11 and 6.13 thereof, are hereby amended to the extent, but only to the extent, necessary to authorize the acquisition of such Colombian Oil Properties.

         C. The Bank hereby also consents to Borrower paying up to $250,000.00 toward any clean up action required by the Colombian Ministry of the Environment in connection with the Colombian Oil Properties.

         d. The consent and amendments in Section II of this Third Amendment shall not be deemed to be a consent or amendment by the Bank of any other covenant, condition or obligation on the part of the Borrower or any of its Subsidiaries, except as expressly and unambiguously set forth in this Third Amendment. Any further or broader consents or amendments must be specifically agreed to in writing in accordance with Section 8.13 of the Loan Agreement.

         III. Reaffirmation of Representations and Warranties. To induce the Bank to enter into this Third Amendment, the Borrower and each Guarantor hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

                 A. The execution and delivery of this Third Amendment and the performance by the Borrower and each Guarantor of its obligations under this Third Amendment are within the Borrower's and each Guarantor's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the

         Borrower or any Guarantor or of any agreement binding upon the Borrower or any Guarantor.

                 B. The Loan Agreement as amended by this Third Amendment represents the legal, valid and binding obligations of the Borrower and each Guarantor, enforceable against each in accordance with their respective terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

                 C. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

         IV. Defined Terms. Except as amended hereby, terms used herein that are defined in the Loan Agreement shall have the same meanings herein.

         V. Reaffirmation of Loan Agreement. This Third Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as further amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Loan Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

         VI. Entire Agreement. The Loan Agreement, as hereby further amended, embodies the entire agreement between the Borrower, the Guarantors and the Bank and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. The Borrower and each Guarantor certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Loan Agreement as hereby further amended and the other documents previously executed or executed of even date herewith.

         VII. Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Third Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between the Borrower and the Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Third Amendment or any other Loan Document; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

         VIII. Severability. Whenever possible each provision of this Third Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Third Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Third Amendment.

         IX. Execution in Counterparts. This Third Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument, and any signed counterpart shall be deemed delivered by the party executing such counterpart if sent to any other party hereto by electronic facsimile transmission.

         X. Section Captions. Section captions used in this Third Amendment are for convenience of reference only, and shall not affect the construction of this Third Amendment.

         XI. Successors and Assigns. This Third Amendment shall be binding upon the Borrower, each Guarantor and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, each Guarantor and the Bank, and the respective successors and assigns of the Bank.

         XII. Non-Application of Chapter 15 of Texas Credit Codes. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to the Loan Agreement as hereby further amended or any of the other Loan Documents or to the transactions contemplated hereby.

         XIII. Notice. THIS THIRD AMENDMENT TOGETHER WITH THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the day and year first above written.


                                          BORROWER

                                          SABA PETROLEUM COMPANY


                                          By: /s/ ILYAS CHAUDHARY
                                              ----------------------------------
                                                  Ilyas Chaudhary, Chairman

                                          BANK

                                          BANK ONE, TEXAS, N.A.


                                          By: /s/ STEPHEN M. SMITH
                                              ----------------------------------
                                                  Stephen M. Smith
                                                  Vice President


GUARANTORS:


SABA ENERGY OF TEXAS, INCORPORATED


By: /s/ ILYAS CHAUDHARY
    ----------------------------------
        Ilyas Chaudhary, Chairman



SABA PETROLEUM, INC.


By: /s/ ILYAS CHAUDHARY
    ----------------------------------
        Ilyas Chaudhary, Chairman



SABA PETROLEUM OF MICHIGAN, INC.


By: /s/ ILYAS CHAUDHARY
    ----------------------------------
        Ilyas Chaudhary, Chairman



SABACOL, INC.


By: /s/ ILYAS CHAUDHARY
    ----------------------------------
        Ilyas Chaudhary, Chairman


/s/ ILYAS CHAUDHARY
--------------------------------------
    Ilyas Chaudhary, Individually